UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                FORM 8-K
                             CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported)      July 31, 2001
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                           RCS Holdings, Inc.
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         (Exact name of registrant as specified in its chapter)

         Colorado                0-9295                    84-0794604
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(State or other jurisdiction  (Commission               (IRS Employer
      of incorporation)       File Number)             Identification No.

 8136 S. Grant Way, Littleton, Colorado                      80122
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(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code      (303) 798-6136
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   Winco Petroleum Corporation P.O. Box 342, Garden City, Kansas 67846
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      (Former name or former address, if changed since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     Effective July 31, 2001, the shareholders of Business Products, Inc. (d/b/a Rush Creek Solutions, Inc., "Rush Creek") gained control of Winco Petroleum Corporation (the "Company") pursuant to a reverse merger resulting from a Merger Agreement dated August 19, 2000, and amended June 1, 2001 ("Merger Agreement"). The Merger Agreement was between the Company, its wholly owned subsidiary, Winco Merger Corporation ("WincoMerger"), Winco Spin-off Corporation ("Wincospin") and Rush Creek. Pursuant to the Merger Agreement, the Company transferred all of its assets, liabilities and other obligations to Wincospin in consideration for the shares of common stock of Wincospin, which were distributed to the Company's shareholders before the merger. Thereafter, Rush Creek was merged with and into WincoMerger. The Merger Agreement is described in more detail in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on May 24, 2001 and the Company's Current Report on Form 8-K/A2 dated August 18, 2000, also filed with the Securities and Exchange Commission. As a result of the merger, the shareholders of Rush Creek now own 92.5% of the Company's common stock.

     In accordance with the terms of the Merger Agreement, all of the Company's officers and directors resigned and were replaced by Michael St. John, the new President, Chief Executive Officer and sole Director of the Company.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

DISPOSITION OF ASSETS

     Pursuant to the Merger Agreement described in Item 1 of this Current Report on Form 8-K, on July 31, 2001 the Company spun off all of its pre-merger assets and liabilities to Wincospin, a previously wholly-owned corporation that had its shares distributed to the Company's shareholders prior to the merger. The previous officers and directors of the Company are now the officers and directors of Wincospin.

ACQUISITION OF ASSETS

     Pursuant to the Merger Agreement, on July 31, 2001 the Company acquired all of the assets and liabilities of Rush Creek.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On August 13, 2001, Allen, Gibbs & Houlik, L.C. resigned as the Company's independent accounts. Allen Gibbs & Houlik, L.C.'s report on the Company's financial statements for either of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Board of Directors of the Company.

     During the Company's two most recent fiscal years and during the subsequent interim period to August 13, 2001, there were no disagreements with Allen Gibbs & Houlik, L.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

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     Through August 13, 2001, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     The Company has requested that Allen Gibbs & Houlik, L.C. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated August 14, 2001 is filed as Exhibit 16 to this Current Report on Form 8-K.

NEW INDEPENDENT ACCOUNTANTS

     On August 14, 2001, the Company engaged BDO Seidman, LLP as our new independent accountants. Prior to the reverse merger, BDO Seidman, LLP was engaged as the auditors of record for Rush Creek Solutions, Inc. Winco Petroleum Corporation has not consulted with BDO Seidman, LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided to us by concluding there was an important factor to be considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.
ITEM 5. OTHER EVENTS.

     The Company's common stock currently trades on the "pink sheets" under the ticker symbol "WNCO." The Company plans to file articles of amendment to its articles of incorporation to change its name to "RCS Holdings, Inc." within the next 10 days. Because of this name change, the Company has applied to the Nasdaq Stock Market for a new ticker symbol that more adequately reflects its new name and operations.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) As of the date of this Current Report on Form 8-K, it is impracticable for us to provide the financial statements required by this
Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financials shall be filed by amendment to this Form 8-K no later than 60 days after August 15, 2001.

     (b) As of the date of this Current Report on Form 8-K, it is impracticable for us to provide the financial statements required by this
Item 7(b). In accordance with Item 7(b) of Form 8-K, such financials shall be filed by amendment to this Form 8-K no later than 60 days after August 15, 2001.

     (c)  Exhibit 16 letter from Allen, Gibbs & Houlik, L.C.

ITEM 8. CHANGE IN FISCAL YEAR.

     The merger of Rush Creek with and into the Company's subsidiary WincoMerger resulted in the operations of Rush Creek becoming the principal operations of the Company.

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     Because of this, the Company has adopted the April 30 fiscal year end of Rush Creek, effective as of July 31, 2001.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RCS HOLDINGS, INC.

Date August 15, 2001               By /s/ MICHAEL ST. JOHN
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                                        Michael St. John, President









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